Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. PROVIDES

UPDATE ON ITS OPERATIONS

HONOLULU, HAWAII, February 26, 2020 -- Barnwell Industries, Inc. (“Barnwell”, the “Company”, “we” or “our”) (NYSE American: BRN) is pleased to provide an update on recent developments with respect to its businesses and operations. Production volumes are presented as “Boe” (Barrel of oil equivalent at the rate of 5.8 thousand cubic feet of natural gas per barrel of oil or natural gas liquid).

Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “The results we recently released for our first fiscal quarter of 2020 showed a 90% improved bottom line, operating profits in our oil and gas and water well company divisions and demonstrate our continued progress in implementing our plans to increase production and revenues.

“Just prior to the end of fiscal 2019, we participated with a 28.3% interest in a horizontal well in the Spirit River area of Alberta. This well commenced drilling in late September 2019, came on production in mid-November 2019 and has proven to be one of the best wells drilled in Alberta in the past year and, thus far, one of the most productive wells that Barnwell has been part of in its history. In only 3 months, this well has produced over 65,000 barrels of oil and 160,000 thousand cubic feet (“Mcf”) of natural gas, of which Barnwell’s share was 18,000 barrels and 45,000 Mcf, respectively. Based upon the current production rate and trend, we expect to achieve payout on the capital invested in this well in the second quarter of fiscal 2020. This well is currently producing about 400 barrels per day of oil and 1,500 Mcf per day of gas, of which Barnwell’s share is about 113 barrels per day of oil and 425 Mcf per day of gas.

“In August 2018, we acquired a significant asset base in the Twining field in Central Alberta. Barnwell was very selective in its search for a new area that fit our criteria and was very fortunate to acquire the Twining asset. We feel that there is significant oil to be recovered at Twining through modern horizontal drilling and multi-stage fracing techniques. We have acquired rights to roughly 30% of the pool and have identified over 50 drilling locations within the Twining field that we believe could be developed using such modern techniques over the next several years. We have strategic facilities to handle this incremental production. We drilled our first operated horizontal well in Twining in the first quarter of fiscal 2020 (Barnwell has 100% interest in the well), completed it with 26 frac stages and connected it for production. Oil and gas production rates have been steadily increasing as the load water is recovered, and we are currently producing about 70 Boe/d net to Barnwell.

“The Twining acquisition and the above-mentioned drilling activities, combined with ongoing asset acquisitions, have contributed to significant positive growth in our oil and gas production over the past 2 years, with production for the fiscal quarter ending December 31, 2019 of 69,000 Boe. We also are currently marketing all of our older, non-core “legacy” properties, which includes our interest in the well in the Spirit River area of Alberta, in a brokered process. Since 2014, we have generated over $30 million through asset sales and paid off our debt, while reducing our asset retirement obligations. It is our intention that a significant portion of any proceeds from such sales would be used to re-invest in Twining.

“Our Water Resources International, Inc. contracting subsidiary had an excellent fiscal 2019, and we expect that it will have an even better fiscal 2020. This improvement was primarily due to a new well drilling contract that is based on a fixed rate per day or hour, depending upon the activity, as opposed to the Company’s typical contract that is based on a fixed price per lineal foot drilled. Also, this contract includes revenues from a contract payment that was used to fund the Company’s purchase of a new drilling rig and ancillary equipment, which will be available for use on other future jobs with other customers after this contract is completed. We expect significantly higher revenues under this contract during fiscal 2020. Additionally, the Company has a backlog of drilling and pump installation and repair contracts of approximately $11,000,000 at February 1, 2020, of which $8,000,000 is expected to be realized in fiscal 2020, which may make this segment’s operating profit substantially higher in fiscal 2020 as compared to fiscal 2019.

“These fiscal 2020 achievements were years in the making and have improved our oil and gas operations, added significant reserves and are expected to add significant new revenues through fiscal 2020 and beyond.”

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries are principally engaged in oil and natural gas exploration, development, production and sales in Canada; investing in leasehold interests in real estate in Hawaii; and well drilling services and water pumping system installation and repairs in Hawaii.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).  On February 14, 2020, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting.   Prior to the 2020 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2020 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2020 Annual Meeting and will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), under the “Corporate Information” tab at the Company’s website (http://www.brninc.com) or by contacting Investor Relations by phone at 800-531-8400, by email at barnwellinfo@brninc.com or by mail at Barnwell Industries, Inc., Attn: Investor Relations, 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Morrow Sodali, at 203-658-9400 or toll-free at 800-662-5200.

Safe Harbor for Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

3